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                                                                   EXHIBIT 10.16



                             CO-PRODUCTION AGREEMENT



                       WALT DISNEY PICTURES AND TELEVISION

                                       AND

                                      PIXAR




                                FEBRUARY 24, 1997


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                             CO-PRODUCTION AGREEMENT

                                TABLE OF CONTENTS

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
1.       Pictures.......................................................................1

2.       Term...........................................................................1

3.       Creative Controls..............................................................1
         a.       Treatments............................................................1
         b.       Development and Production............................................2
         c.       Final Cut.............................................................3
         d.       Ancillary Rights......................................................3

4.       Production.....................................................................4
         a.       Production Control....................................................4
         b.       Disney Representative.................................................5

5.       Computational Resources........................................................5
         a.       Computational Resources...............................................5
         b.       Acquisition and Funding of Computational Resources....................5
         c.       Use On other Projects.................................................5
         d.       Buy Out...............................................................6

6.       Distribution...................................................................6
         a.       Initial Release.......................................................6
         b.       Release Period........................................................6
         c.       [*]...................................................................6
         d.       Walt Disney Pictures Brand............................................7
         e.       Distribution and Marketing............................................7
         f.       Consultation with Pixar...............................................7
         g.       Pixar Representative..................................................7
         h.       [*] Licensing.........................................................8
         i.       Short Subjects........................................................8
         j.       Subdistributors and Flat Sales........................................8
         k.       "Making of" Films.....................................................8

7.       Financing of Development and Production........................................9

8.       Budgets........................................................................9
         a.       Treatment Budget......................................................9
         b.       Development Budgets...................................................10
         c.       Picture Budgets.......................................................10
         d.       [*]...................................................................11

9.       Definition of Gross Receipts...................................................11



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
         a.       Gross Receipts........................................................12
         b.       Exclusions from Gross Receipts........................................12
         c.       Ancillary Rights......................................................13
         d.       Home Video............................................................13
         e.       Affiliates............................................................13

10.      Division of Gross Receipts.....................................................14
         a.       Division..............................................................14
         b.       Separate Accounting Units.............................................14
         c.       Statements............................................................14
         d.       Audit Rights..........................................................15
         e.       Payments..............................................................16

11.      Distribution Costs.............................................................16
         a.       Definition............................................................16
         b.       Exclusions............................................................17
         c.       Cross Promotions......................................................17
         d.       Disney Responsible....................................................17
         e.       Accrual...............................................................18

12.      Brand/Credit...................................................................18
         a.       On Screen Credits.....................................................18
         b.       Paid Advertising......................................................18
         c.       Packaging.............................................................19
         d.       Billing Block.........................................................19
         e.       Stationary Logo.......................................................19
         f.       [*]...................................................................20
         g.       Credits...............................................................20
         h.       Prospective Cure......................................................20

13.      Proprietary Rights.............................................................20
         a.       Pictures and Ancillary Rights.........................................20
         b.       Corporate Promotional Use.............................................21
         c.       Pixar Technology......................................................21
         d.       Treatments............................................................22

14.      Defense of Claims..............................................................22
         a.       By Disney.............................................................22
         b.       By Pixar..............................................................22

15.      Derivative Works...............................................................23
         a.       Definition of Derivative Works........................................23
         b.       Decision to Produce...................................................23
         c.       Theatrical Motion Pictures............................................24
         d.       Made-for-Home Video Productions.......................................24
         e.       Television Productions................................................25
         f.       Interactive Works.....................................................26
         g.       Live Entertainment....................................................26
         h.       Location Based Entertainment..........................................27
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
         i.       All Other Works Other Than Theme Parks................................27
         j.       Theme Parks...........................................................27
         k.       Creative Control of Derivative Works Not Produced by Pixar............27

16.      Toy Story......................................................................28
         a.       Derivative Works......................................................28
         b.       Toy Story Agreement...................................................28
         c.       Ancillary Rights......................................................28

17.      Exclusivity....................................................................28
         a.       No Other Feature Length Animated Theatrical Motion Pictures...........28
         b.       Theme Parks...........................................................28
         c.       First Look at TV Productions and Home Video Productions...............29
         d.       No Material Interference..............................................29
         e.       Employment Agreement with John Lasseter...............................29

18.      Exchange of Information........................................................29

19.      Publicity and Confidentiality..................................................30
         a.       Publicity.............................................................30
         b.       Confidentiality of Terms of Agreement.................................30
         c.       Protection of Confidential Information................................30

20.      Non-Solicitation...............................................................31

21.      Assignment.....................................................................31

22.      Change of Control of Pixar.....................................................31

23.      Termination....................................................................31

24.      Interest On Late Payments......................................................32

25.      Governing Law..................................................................32

26.      General Provisions.............................................................32
         a.       Right to Cure.........................................................32
         b.       Remedies..............................................................32
         c.       Force Majeure.........................................................33
         d.       No Waivers............................................................33
         e.       No Violation of Law...................................................34
         f.       Notice................................................................34

27.      Entire Agreement...............................................................34

28.      Execution in Counterparts......................................................34
         Exhibit A - Certain Entertainment Companies....................................37
         Exhibit B - Distribution Costs.................................................38
         Appendix - Glossary of Terms...................................................42
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                             CO-PRODUCTION AGREEMENT


   This Co-Production Agreement ("Agreement") is entered into as of February 24,
1997, by and between Pixar, a California corporation ("Pixar), and Walt Disney
Pictures and Television, a California corporation ("Disney").

   1.    PICTURES.

         Pixar and Disney agree to develop, produce, finance and distribute five
(5) computer-animated feature-length theatrical motion pictures ("Picture(s)") pursuant to the terms of this Agreement. Pixar and Disney hereby designate the picture currently entitled Bugs as the first Picture hereunder.

   2.    TERM.

         The term of this Agreement ("Term") shall commence upon the execution hereof and shall continue until Delivery to Disney of the fifth Picture produced and financed hereunder. For purposes of this Agreement, "Delivery" shall mean delivery pursuant to terms to be mutually agreed upon by Pixar and Disney no later than six (6) months before the delivery of Bugs. The provisions of paragraphs 5(d), 6, 9 through 16, 17(a), and 18 through 28 of this Agreement shall survive expiration of the Term.

   3.    CREATIVE CONTROLS.

         Pixar and Disney shall collaborate in the creative process of developing and producing the Pictures, as follows:

         a.       Treatments.

                  (i) For each of the four remaining Pictures, Pixar shall submit one or more Treatments for Disney's consideration as the basis for the Picture ("Treatment"). Each Treatment shall be either (a) a written treatment of not less than three pages in length setting forth a story to be used as the basis for the screenplay or (b) an oral presentation of not more than one (1) hour, accompanied by rough sketches, conceptual art and rudimentary story boards sufficient to communicate the essential idea for the Picture comparable to the presentation previously made for Bugs and the first presentation for the second
Picture. Each such Treatment shall be based on a new idea and not be a sequel, prequel or remake of a prior picture. Treatments may be submitted by Pixar singly or in one or more groups. Disney shall accept or reject each Treatment within forty-five (45) days after such Treatment



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is submitted by Pixar. [*] for [*] of the [*] within [*] by [*] of the [*], then
[*], whether or not it [*], to [*], by giving written notice of [*] at any time
[*] unless [*] the parties have [*] or [*] this Agreement under the provisions of subparagraph (ii) below:

                        (A) [*] of the [*] as the [*] for a [*], provided in the event of [*] under this subparagraph A the [*] to [*] and [*] shall be [*]
(unless [*] to [*] and with the [*] specified in [*], or

                        (B) in the case of [*] of the [*] as the [*] for such [*] and in the event of [*] under this subparagraph B [*] and [*] shall be [*]
(unless [*] to [*]) and with the [*] specified in [*].

                  (ii) In the event that no Treatment has been approved or selected under the provisions of subparagraph 3(a)(i) above within one (1) year after the initial theatrical release of the last Picture for which a Treatment has previously been approved or selected, then Disney shall be entitled to terminate this Agreement upon thirty (30) days written notice to be served on Pixar not more than sixty (60) days after the end of such one (1) year period, unless within such thirty day notice period either; (A) the parties have mutually approved a Treatment for a Picture or (B) [*] has [*] under the provisions of subparagraph 3(a)(i)(A) or (if still applicable) subparagraph
3(a)(i)(B), provided that Pixar has otherwise satisfied the conditions in paragraph 3(a)(i) above for such selection under subparagraph 3(a)(i)(A) or 3(a)(i)(B) above. In the event of such termination, the provisions of paragraph
23 shall apply.

         b. Development and Production. After approval or selection of a Treatment, Disney and Pixar shall have mutual creative control of the further development, pre-production and production of each Picture, provided that in the event of a disagreement with respect to any particular creative matter in such Picture final creative control with respect to such creative matter shall be as follows:

                  (i)      [*] shall have [*] in any of the Pictures which [*];


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                  (ii) [*] shall have [*] in any of the [*] have previously
[*] for [*] with [*]; or

                  (iii) if neither subparagraph (i) or (ii) is applicable, the [*] and [*] shall have [*] of such [*]. The [*] shall be [*] so long as [*] is [*] (unless [*] , on [*] or [*] to [*]); otherwise [*] shall appoint the [*], or if [*] is no longer employed by [*] will [*] the [*] . The [*] shall be [*] so long as [*] is [*] (and not [*]); otherwise [*] (or if [*] is no longer employed by [*], the [*] of [*]) shall appoint the [*].

       c. Final Cut/Rating. Disney and Pixar shall have mutual control over the final cut of each Picture, provided that each party shall exercise its final cut rights in good faith and so not to frustrate or delay the release of the Picture. Each Picture shall be produced hereunder so as to receive a G rating
(or substitute equivalent). If for any reason a G rating (or substitute equivalent) is not received or the Picture does not qualify for such rating, Pixar agrees to make such changes as necessary to obtain or qualify for such rating prior to Delivery. Within a reasonable time after completion of the final cut as provided herein, Pixar shall deliver the Picture to Disney.

         d.       Ancillary Rights.

                  (i) Disney and Pixar shall have mutual creative control with respect to the creation and design of any Ancillary Rights, provided that in the event of a disagreement Disney's decision shall govern.

                  (ii) For purposes of this Agreement, the terms "Ancillary
Rights", "Merchandising Rights" and "Interactive Works" shall have the following meanings:

                        (A) "Ancillary Rights" means items created in the exercise of Merchandising Rights, literary publishing, soundtrack and publishing rights in and to any of the Pictures, any Derivative Works or, subject to the provisions of paragraph 16, Toy Story. Ancillary Rights does not include any works within the scope of Derivative Works, as defined in paragraph 15 below, but does include any items created in the exercise of Merchandising Rights, literary publishing, soundtrack and publishing rights in and to any Derivative
Works.

                        (B) "Merchandising Rights" means the right to make, use, sell, exercise or otherwise exploit and license or authorize others to make, use, sell, exercise or otherwise exploit tangible personal property, of any and all kinds, based upon, utilizing or


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embodying any Picture or Derivative Work or subject to the provisions of paragraph 16, Toy Story, or any of the characters or story or other unique elements thereof, including without limitation any unique names, likenesses or characteristics of any character portrayed therein other than pre-existing
Disney characters, or any unique title, catch word, slogan, situations, designs, equipment or events depicted therein, or any trademark, trade name or copyright related thereto other than pre-existing Disney marks; provided that Merchandising Rights shall not include Interactive Works.

                        (C) "Interactive Work" means any audio-visual work or other work, regardless of the physical medium in which the work is fixed
(including without limitation CD ROMs, DVDs, video games and arcade games), now known or hereafter coming into being, which work is designed with a primary purpose of permitting the viewer to modify or control the sequence or performance of the presentation in a non-linear fashion.

   4.    PRODUCTION.

       a. Production Control. Subject to the provisions of paragraph 3 above and this paragraph 4, Pixar shall control the production of each Picture. Pixar, or at Pixar's option an entity established and controlled by Pixar, shall serve as the production entity, provided that none of the entities described in Exhibit A may own any interest in the production entity. Pixar may also establish a separate entity (which may or may not be owned by Pixar but over which Pixar shall exercise production control by contract or otherwise) for purposes of undertaking all or certain portions of production services, such as hiring voice, writers and other artistic talent, provided that none of the entities described in Exhibit A may own any interest in such separate entity. Pixar shall designate and approve all production personnel. Pixar shall consult with Disney concerning the selection of the producers and directors for each Picture, provided that in the event of disagreement the decision of Pixar shall govern.
[*] shall [*] talent [*] the [*] then [*] by [*] for [*] in [*] (as defined in paragraph 6(c) below). In contracting with third parties in connection with the production of each Picture, Pixar shall, in addition to following the other terms of this Agreement, follow Disney's then customary policies for Premiere
Disney Movies with respect to the scope of any grant of rights for use in the Picture ( and the exercise of Ancillary Rights or Derivative Works derived therefrom) obtained from such third parties, provisions limiting such third parties' right to interfere with distribution or other exploitation of the Picture and product placement in the Picture.

         b. Disney Representative. Disney may designate a Disney representative
(the "Disney Production Representative"), who shall be subject to the reasonable approval of Pixar. The Disney Production Representative shall be entitled to maintain an office at Pixar's facilities, to monitor production of the Pictures, to review production and production finance books, records and documentation, including creative materials (e.g. dailies, story boards and scripts), to have access to Pixar production personnel and production meetings solely relating to the Pictures on a regular basis, and to receive periodic briefings from Pixar on production and production finance issues. Pixar will also furnish the Disney
Production Representative,


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upon request, weekly cost reports, production reports and backup data with respect to carrying costs incurred by Pixar relating to the retaining of employees for production purposes. The Disney Production Representative shall not have decision-making authority over Pixar, and shall not have access to Pixar Technology (as defined in paragraph 13(c)). The Disney Production
Representative shall have entered into a confidentiality agreement with Disney which covers and protects Pixar Confidential Information as provided in this Agreement or shall enter into a confidentiality agreement with Pixar. The salary and expenses of the Disney Production Representative shall not be included in the Picture Budget and shall be the sole responsibility of Disney. Pixar preapproves [*] as the Disney Production Representative.

   5.    COMPUTATIONAL RESOURCES.

       Pixar shall have control over the selection, acquisition, placement and use of Computational Resources as provided in this paragraph 5.

       a. "Computational Resources" means all workstations, servers and other computers, network and networking equipment, storage systems and other computational equipment and third party software used by Pixar to develop and produce the Pictures or any Derivative Works, other than any such equipment and software owned or controlled by Disney (and not financed by Pixar) used by Pixar at Pixar's request to develop or produce the Pictures or Derivative Works.

       b. Acquisition and Funding of Computational Resources. Pixar shall pay fifty percent (50%) and Disney shall pay fifty percent (50%) of the purchase price of all such Computational Resources as provided in paragraph 7. Pixar (or a production entity established by Pixar) shall convey to Disney an undivided fifty percent (50%) interest in all Computational Resources co-funded by Disney immediately upon acquisition and funding by Disney of such Computational
Resources. The purchase price of Computational Resources shall be determined net of any discounts or rebates, but before the application of any credits granted to Pixar unrelated to the Pictures (e.g. equipment credits granted to Pixar in connection with its patent license agreement with Silicon Graphics Inc.). Pixar shall have the right to attempt to secure Computational Resources at less than market costs in exchange for providing to the supplier any of the following promotional or marketing consideration relating to one or more Pictures: (i) private screenings of the Picture(s), (ii) permitting the supplier to mention the Picture(s) in its advertisements and marketing materials, (iii) in the case of a supplier who contributes Computational Resources or provides equipment credits worth U.S.$[*] or more (at list price), [*] for use of such Computational Resources in the Picture(s), and (iv) in the case of a supplier who contributes Computational Resources or provides equipment credits worth
U.S.$[*] or more (at list price), providing [*] from the Picture(s) for unaltered use after the initial theatrical release of the Picture in the [*] which mention the Picture, provided that such [*] do not mention a competing motion picture and are in circulation for no more than a [*] from initial use.


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       c. Use on Other Projects. Pixar shall have the right to use Computational
Resources for Pixar productions and activities not covered by the terms of this
Agreement, provided that such productions and activities are not prohibited by the terms of this Agreement. Pixar shall reimburse Disney a reasonable amount in proportion to Pixar's use of the Computational Resources on non-Disney
productions and activities, except for network and networking equipment, including wires, routers and other dedicated network equipment and networked file servers, for which no such reimbursement shall be due.

       d. Buy-Out. Pixar shall have the right at any time to purchase Disney's interest in any Computational Resource for a buy-out price equal to fifty percent (50%) of the greater of (A) the depreciated book value of such resource, calculated using a three (3) year straight line depreciation schedule or (B) ten percent (10%) of the original purchase price of such resource.

   6.    DISTRIBUTION.

       Disney shall have control over all decisions relating to the marketing, promotion, publicity, advertising and distribution of each Picture, subject to the following:

       a. Initial Release. Disney shall initially release each Picture theatrically in the United States within twelve (12) months, or if the Picture is a holiday-themed motion picture (e.g. A Christmas Carol), fifteen (15) months, after Delivery of the Picture by Pixar. Disney shall release each Picture in the home video market in the United States within fifteen (15) months after the initial United States theatrical release date of the Picture. The exact release dates shall be determined by Disney, subject to the provisions of this paragraph 6, in consultation with Pixar.

       b. Release Period. Disney shall initially release each Picture theatrically in the United States either during the period from May 15 to August
15 ("Summer Period") or during the period from November 15 to December 31
("Holiday Period").

       c.       [*].

                 (i) Neither Disney nor any of its Affiliates shall [*] any [*]
(other than [*] shown with a [*] any of the following [*]:

                         (A) during the [*] before and [*] after the initial
theatrical release of the Picture;

                         (B) during a [*] in which a [*] is [*]; or



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                        (C) during the period commencing [*] before a [*] or [*]
after [*], and ending at the end of [*] in which a Picture is [*], except that
Disney may [*] or [*] another [*] during such period provided that [*] and is not [*] or [*] until at least [*] after the [*] of such Picture in the [*]. For purposes of this Agreement, [*] means a premiere animated feature-length theatrical motion picture (e.g. [*] or [*] and not [*] or [*]) fully financed and distributed by Disney.

                  (ii) Neither Disney nor any of its Affiliates shall [*] or [*] any Disney branded or G-rated live action motion picture distributed by Disney or its Affiliates (e.g. [*] or [*]) during the period commencing [*] before and ending [*] after the [*] of the Picture, or ending [*] after the [*] of the Picture in the case of a Picture [*].

                  (iii) For purposes of this Agreement, "Affiliate" means any person or entity (i) in which Disney owns or controls directly or indirectly at least a 25% ownership interest, (ii) which owns or controls directly or indirectly at least a 25% ownership interest in Disney, or (iii) in which a person or entity owns or controls directly or indirectly at least a 25%
ownership interest that also owns or controls directly or indirectly a 25% ownership in Disney.

         d. Walt Disney Pictures Brand. Each Picture shall be distributed and marketed under the Walt Disney Pictures brand (or the then current Disney brand for Premiere Disney Movies) and with the credits and branding specified in paragraph 12.

         e. Distribution and Marketing. Each Picture shall be distributed and marketed by Disney in all markets and media and on a worldwide basis in a manner similar to that in which Disney then currently distributes and markets[*].

         f. Consultation with Pixar. Disney shall consult with Pixar relating to all such major marketing and distribution decisions including, without limitation, the initial release plan of each Picture in each primary market
(i.e., theatrical, non-theatrical, pay-per-view, pay televisions, network, first cycle free television syndication and home video), any theatrical re-release, the initial advertising campaign, home video pricing and commercial tie-ins and cross-promotion deals, provided that Disney shall have the final decision on such matters. Upon request by Pixar, Disney shall [*] with [*] and [*], provided that at Disney's option such [*] and [*] may be in either [*] or [*].


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         g. Pixar Representative. Pixar may designate a representative (the
"Pixar Marketing and Distribution Representative"), who shall be subject to the reasonable approval of Disney. The Pixar Marketing and Distribution
Representative shall be [*] to monitor marketing and distribution of the
Pictures, Ancillary Rights and Derivative Works and the Distribution Costs
related thereto, to review marketing and distribution and Distribution Cost [*], to have access to Disney's marketing and distribution personnel and marketing and distribution [*] solely related to the Pictures on a regular basis, and to receive periodic briefings from Disney on marketing and distribution issues.
Disney will also furnish the Pixar Marketing and Distribution representative, upon request, [*] relating to anticipated [*] and [*] relating to the Pictures,
Ancillary Rights and Derivative Works. The Pixar Marketing and Distribution
Representative shall not have decision-making authority over Disney. The Pixar
Marketing and Distribution Representative shall have entered into a confidentiality agreement with Pixar which covers and protects Disney
Confidential Information as provided in this Agreement or shall sign a confidentiality agreement with Disney. The salary and expenses of the Pixar
Marketing and Distribution Representative shall not be included in Distribution
Costs and shall be the sole responsibility of Pixar.

         h. [*] Licensing. Disney shall not have the right to [*] (including without limitation per-pay-view distribution) if such Picture has [*], without the prior written consent of Pixar. If any Picture [*] within [*] after its initial United States theatrical release, Disney shall have the right to [*], provided that any such [*] shall be consistent with Disney's standard [*] practices and terms for all of its own animated motion pictures of similar performance. Any payments received by Disney attributable to [*] motion picture or television program shall be fairly [*] among such [*].

         i. Short Subjects. Disney may not exhibit a short subject motion picture with any Picture without the prior written consent of Pixar, unless required to do so by local law or the Picture is less than seventy (70) minutes in length. If Disney determines to exhibit a short subject with such Picture in accordance with this paragraph, Disney shall consult with Pixar with respect to using a Pixar motion picture as such short subject, but Disney's decision shall govern.

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         j. Subdistributors and Flat Sales . Disney shall have the right to utilize a subdistributor in connection with the initial release or other distribution of a Picture in any medium in any territory only if, at the time such [*] is to be made, Disney [*] utilizes a subdistributor in connection with the [*] of its own motion pictures in such medium and/or territory, including
[*]. Disney shall have the right to conclude a "flat sale" of a Picture in any medium and/or territory only if, at the time such license is to be made, Disney
[*] in connection with the [*] of [*] in such medium and/or territory, including
[*].

         k. "Making of" Films. The parties shall have [*] over the development and production of any "making of" or other promotional films relating to any of the Pictures, provided that [*]. The costs of developing and producing such films shall be included within Distribution Costs, and any [*] (to the extent a [*] can be attributed to such [*]) actually [*], or [*], Disney and its Affiliates (including any Affiliates acting as subdistributors) from the exploitation of such films [*], of such Picture.

   7.    FINANCING OF DEVELOPMENT AND PRODUCTION.

         Pixar (or a production entity established by Pixar in accordance with this Agreement) shall finance or cause to be financed fifty percent (50%) and Disney shall finance or cause to be financed fifty percent (50%) of all costs and expenses incurred by Pixar directly related to or fairly allocable to the creation, development, pre-production, production, post-production and delivery to Disney of the Pictures ("Production Costs"). Production Costs shall include without limitation (a) the costs of all Treatments prepared by Pixar for submission to Disney under this Agreement, (b) all carrying costs incurred by Pixar for retaining of employees for production purposes under this Agreement and the overhead attendant thereto, (c) all costs of Computational Resources, and (d) fair allocations of all costs and expenses of Pixar associated with or benefiting the Picture, including research and development, general and administrative and overhead expenses and facilities. All such Production Costs shall be financed by Pixar and Disney on a current, as needed basis. Without limiting the generality of the foregoing, Disney's share of the costs of purchasing Computational Resources shall be paid at the time of purchase of such Computational Resources, and Disney's share of carrying costs and other costs shall be paid on an on-going basis as Pixar incurs such arrying osts and other costs. Disney and Pixar shall establish a mutually acceptable funding mechanism to ensure that sums will be available in a timely manner to finance all such expenditures pursuant to a cash flow projections prepared and updated from time to time by Pixar.

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8.       BUDGETS.

         a. Treatment Budget. Pixar and Disney shall mutually agree on a budget for the creation of Treatments ("Treatment Budget") for each Picture, which shall be separate from and not include carrying costs or the costs of Computational Resources. If Pixar and Disney are unable to reach agreement on a Treatment Budget for a Picture within forty-five (45) days after submission by Pixar of a proposed budget, the decision of Pixar as to such Treatment Budget shall govern, so long as such Treatment Budget does not exceed [*] dollars
(U.S.$[*]) for the second Picture. Such amount shall increase by [*] percent
([*]%) for each subsequent Picture. The Treatment Budget shall be based on the assumption that as many as three (3) Treatments will be created by Pixar in connection with such Picture. If more than three Treatments are created by Pixar, the Treatment Budget shall be increased by an amount equal to [*] of the Treatment Budget for each Treatment above three created by Pixar. If a Treatment with respect to such Picture is approved or selected under paragraph 3(a), any unused portion of the Treatment Budget shall be applied to the Development
Budget for such Picture.

         b. Development Budgets. Pixar and Disney shall mutually agree on a development budget for the costs and expenses of the creation, development, pre-production and production of each Picture (after Bugs) after approval or selection of the Treatment and prior to the approval of the Picture Budget for such Picture ("Development Budget"). The Development Budget shall be separate from and not include carrying costs or the costs of Computational Resources.
Pixar and Disney shall seek to reach mutual agreement on the Development Budget for each Picture. If Pixar and Disney are unable to reach agreement on a Development Budget for a Picture within forty-five (45) days after approval or selection of the Treatment for such Picture, the decision of Pixar as to such Development Budget shall govern, so long as such Development Budget does not exceed [*] dollars (U.S.$[*]) for the second Picture. Such amount shall increase by [*] percent ([*]) or each subsequent Picture.

         c.       Picture Budgets.

                  (i) Approval of Picture Budgets. A budget for each Picture
(the "Picture Budget") shall be established as provided in this subparagraph
(c). Pixar shall be responsible for proposing a Picture Budget and submitting it to Disney. The Development Budget for the Picture shall be included in the
Picture Budget for the Picture. Pixar and Disney will seek to reach mutual agreement on the Picture Budget within sixty (60) days after submission by
Pixar. If Pixar and Disney are unable to reach agreement on the Picture Budget within that period of time, the decision of Pixar as to the Picture Budget shall
govern, so long as such Picture Budget does not exceed [         *         ]
percent ([*]%) of the largest Picture Budget for any prior Picture (determined on the basis of the originally approved Picture Budget for such Picture plus
[*] percent ([*]%) of any approved increases or overages in such Picture
Budget), whether released or in production, provided that the facilities

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allocation in such budget shall not exceed [*] percent ([*]%) of the facilities allocation in the Picture Budget for the immediately preceding Picture. The
Picture Budget may be revised from time to time during production of the Picture upon written mutual agreement of Disney and Pixar, and when so revised such revised Picture Budget shall be deemed the Picture Budget of such Picture. No charges for Disney services or personnel shall be charged to the Picture except those services or personnel separately contracted for by Pixar (or the production entity established by Pixar).

                  (ii) Contents of Picture Budgets. Each Picture Budget shall include the following items:

                        (A) All direct costs and expenses previously incurred or to be incurred in the creation, development, pre-production, production, post-production and delivery to Disney of the Picture, including the cost of the Treatment used as the basis for the screenplay funded under the Treatment Budget for such Picture and the costs and expenses of creation, development, pre-production and production funded under the Development Budget for such Picture;

                        (B) All carrying costs incurred by Pixar for retaining of employees for production purposes under this Agreement for the applicable
Picture and the overhead attendant thereto;

                        (C) Fair allocations of all costs and expenses of Pixar associated with or benefiting the Picture, including research and development, general and administrative and overhead expenses and facilities;

                        (D) All Picture - specific costs, or fair allocations of all costs, as applicable, of Computational Resources used in connection with development or production of the Picture; and

                        (E) A [*] in the amount of [*] percent ([*]%) of the sum of [*] and [*] under subparagraphs ([*]) through ([*])(the "[*]").

                  (iii) Production Costs To Be Within Budget. Pixar shall have the right to reallocate costs among individual budget categories in the Picture, subject to the following: (1) Pixar shall advise the Disney Production
Representative of any reallocation within the Picture Budget and shall obtain
Disney's written approval for any reallocation which exceeds [*] percent ([*]%) in any budget category; and (2) use of the Contingency shall be subject to written mutual approval of Pixar and Disney, except that Pixar may, without prior approval of Disney, apply the Contingency to cover increases in salary, benefits and other compensation paid to personnel included within the Picture
Budget (but not to increase the number of such personnel) up to a total of [*] percent ([*]%) of the costs of salary, benefits and other compensation for such personnel included within items (A) through (D) of

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
such Picture Budget. Any expenditures in excess of the Picture Budget for such
Picture shall be subject to mutual written approval.

         d. [*]. All [*] must be jointly approved in writing by Disney and Pixar. Disney will account for and pay all [*] other than those paid to Pixar employees, which Pixar will account for and pay, subject to recoupment as provided in paragraph 10(a). For purposes of this Agreement, "[*]" means all mutually approved [*] or other [*] to [*] of [*] of the Pictures or Ancillary
Rights, excluding [*] as defined in Exhibit B. [*] payable to [*] for [*] of [*] pursuant to the agreement in effect as of the date of this Agreement between Disney and [*], if the parties mutually agree to use [*] on a Picture, and [*] payable to [*] pursuant to the [*] entered or to be entered under paragraph [*] between Pixar with [*] are deemed jointly approved by Disney and Pixar under this paragraph.

   9.    DEFINITION OF GROSS RECEIPTS.

         a. "Gross Receipts". Except as otherwise expressly provided in this paragraph 9, "Gross Receipts" shall include one hundred percent (100%) of all revenues, money or other consideration (to the extent a cash value can be attributed to such other consideration) actually received by, or credited to, Disney and its Affiliates (including any Affiliates acting as subdistributors) from the exploitation of (i) the Picture, or any elements or portions thereof, in any and all media and markets throughout the universe (including without limitation, theatrical, non-theatrical, home video and all forms of television), whether now known or hereafter devised, and (ii) all Ancillary Rights relating to such Picture or to any Derivative Works based on such Picture. Without limiting the generality of the foregoing, Gross Receipts shall include, but not be limited to, [*], revenue generated from [*] which [*] (or the [*] if such [*] more than one [*]) and income received for [*] on or in [*] of any of the Pictures. With respect to [*] not yet known or devised, any other [*] not currently being [*] or [*] shall be included within Gross Receipts if, and to the extent, such inclusion is consistent with the provisions of this Agreement.
Gross Receipts shall be calculated using the [*] so [*] (to the extent [*]) are [*] if the [*] has not yet occurred for the [*] Disney may establish [*] only for [*] and [*] for [*] and [*] (subject to paragraph 11(e) below), provided that (1) such [*] do not [*] of the Gross Receipts from [*] less any [*] or [*] of the Gross Receipts from [*] less any [*], (2) such [*] are [*] within a reasonable time not to exceed [*] for [*] and [*] for [*], and (3) [*] shall [*] on any [*] portion of [*], at the rate specified in paragraph 24, from the mid-point of the applicable



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
month or quarter in which [*] until such [*] is [*]. To the extent that [*]
receive an [*] shall [*] on [*] from the date [*] until [*] is either [*] in
Gross Receipts, at the rate specified in paragraph 24.

         b. Exclusions from Gross Receipts. Notwithstanding anything to the contrary in this Agreement, Gross Receipts shall not include:

                           (i) [*] of any [*] for [*] of the Pictures [*],

                           (ii) receipts of [*] (including without limitation
                           [*]) for the [*] of the Pictures or the [*] thereof
                           [*],

                           (iii) receipts of [*], including without limitation
                           [*] in [*] (as defined in paragraph [*])[*],

                           (iv) receipts from [*] (as defined in paragraph [*]),

                           (v) amounts [*] or for [*] or [*], and similar [*],

                           (vi) amounts [*] on or for [*] or any portion thereof, or the [*] or [*] of [*], including any [*],

                           (vii) receipts from the [*] except as specified in this paragraph or in paragraph [*],

                           (viii) receipts from [*] contributed to [*], and

                           (ix) [*] including [*].

         c. Ancillary Rights. Subject to the exclusions set forth in paragraph
9(b) and the provisions of this paragraph 9(c), an amount equal to one hundred percent (100%) of all revenues, money or other consideration (to the extent a cash value can be attributed to such other consideration) actually received by, or credited to, Disney and its Affiliates (including any Affiliates acting as subdistributors) with respect to Ancillary Rights [*] shall be [*] Gross
Receipts, and not [*]. In the case of Ancillary Rights which are [*] or [*] for


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[*], the amount included in Gross Receipts shall be [*] or the [*] received by
[*] for [*] of its [*] of [*] of the [*] of such items.

         d. Home Video. With respect to the home video exploitation of the Picture, subject to the exclusions set forth in paragraph 9(b) [*] percent
([*]%) of all [*] or [*] (to the extent a [*] can be attributed to such [*]) [*]
(including any [*]) [*] shall be included in Gross Receipts, and not [*].

         e. Affiliates. Gross Receipts shall be calculated by aggregating the Gross Receipts of all Affiliates, subject to the exclusions set forth in paragraph 9(b). Any license or distribution agreement entered into by Disney (or any Affiliate) with any Affiliates serving as [*] (e.g. [*]) shall be on terms
[*] of the following, in each case taking into account applicable windows, runs and the box office performance of the respective works: (i) terms obtained by Disney (or any Affiliate) from such [*] for [*], (ii) terms given by such [*] to [*] for [*], and (iii) terms given by [*] other than [*], (e.g. [*]) for [*]. In the case where the same items or license rights are made available to both
Affiliates and non-Affiliates, the [*] or other [*] to Affiliates for purposes of determining Gross Receipts shall be [*] or other [*] charged by Disney or its Affiliates to [*] for the [*] or [*] at [*].

   10.   DIVISION OF GROSS RECEIPTS.

         a. Division. Gross Receipts from each Picture and all Ancillary Rights relating thereto, shall be disbursed in the following order, on a continuing and cumulative basis:

                  (i) To Disney, a distribution fee ("Distribution Fee") equal to [*] of Gross Receipts excluding any Gross Receipts consisting of interest or insurance recoveries.

                  (ii) To Disney and Pixar, on a prorata basis, an amount equal to any [*] paid on behalf of the production entity) for such Picture and related
Ancillary Rights as pro-rata recoupment by Disney and Pixar for any [*] paid by each such party.

                  (iii) To Disney, an amount equal to its "Distribution Costs" as defined in paragraph 11 with respect to such Picture and related Ancillary
Rights; and

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                  (iv) All remaining Gross Receipts shall be disbursed fifty percent (50%) to Pixar and fifty percent (50%) to Disney.

         b. Separate Accounting Units. Each Picture and the Ancillary Rights relating thereto shall be treated as a separate accounting unit and there shall be no cross-collateralization of the Gross Receipts or Distribution Costs, as defined in paragraph 11 below, among the Pictures hereunder or between the Pictures and any Derivative Works. Cross-collateralization of Gross Receipts and
Distribution Costs in different markets and media (including home video and Ancillary Rights) within each Picture is permissible.

         c. Statements. Disney shall render detailed statements to Pixar of Gross Receipts, Distribution Costs and Distribution Fees with respect to each
Picture and its Ancillary Rights, together with payment of Pixar's share of such Gross Receipts, monthly (on a calendar month basis), within forty-five (45) days after the end of the calendar month, for the first three (3) years commencing with the first month in which there are Gross Receipts from such Picture, and thereafter quarterly (on a calendar quarter basis), within forty-five (45) days after the end of the quarter. Each statement shall include a statement of the applicable Gross Receipts, and the manner in which they have been disbursed, and an itemization of the Distribution Costs paid during the applicable period.
Notwithstanding the foregoing, starting three (3) years after the initial theatrical release of a Picture, Disney shall not be required to render statements with respect to such Picture (and its Ancillary Rights) for any quarter in which Gross Receipts are less than $200,000 or in which no net payment is due to Pixar after division of Gross Receipts as provided in this Agreement, unless Pixar requests Disney in writing to render such statements such request to be made not more than once per year.

         d.       Audit Rights.

                  (i) General. Pixar shall have the right to audit Disney's and its Affiliates' books and records (other than tax returns) relating to the Pictures and Ancillary Rights, such audit to be conducted during normal business hours by a certified public accountant selected by Pixar. Each audit shall be completed within one (1) year from the time such audit commences. Only one such audit may be conducted with respect to any one statement of Disney. Pixar shall not have the right to commence an audit of any statement after the expiration of thirty-six (36) months after the receipt of such statement by Pixar, but shall be entitled to complete any audit of such statements commenced prior to the expiration of such period. Disney shall be entitled to receive a copy of any report of the audit furnished by the auditors to Pixar. [*] of any audit of Disney, unless the audit reveals an underpayment by Disney of amounts payable under this Agreement for any period of more than five percent (5%)(excluding any subjective accounting judgments, such as subjective judgments as to allocation of costs or revenues, with respect to which there is a good faith dispute between the parties), [*]. Disney shall designate [*] one employee in its finance department who shall be available

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[*] to provide information to Pixar or its auditor, but who may also perform other duties when not requested for such assistance by Pixar and its auditor.
Pixar shall also [*] its subdistributors and agents, the costs of which shall be included in Distribution Costs (as defined in paragraph 11).

                  (ii) [*]. If so required by its contract with [*] (or [*])
Pixar's audit under subparagraph (i) above, if any, of Disney's contract with [*] (or [*]) will be separate from the general audit rights set forth above and will subject to the following additional conditions: the audit must be conducted by Disney's auditor from Price Waterhouse, and the auditor will confirm in writing the following:

                           "We have examined the calculation of Disney's
                           Distribution Costs reported on the participated statement rendered for the period __________ with respect to the motion picture entitled
                           "_________________". Our examination was performed in accordance with standards established by the American
                           Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

                           In our opinion, in so far as the "Distribution Costs"
                           referred to above relate to amounts paid to
                           [*] (or [*]) such Distribution Costs were calculated
                           and reported on the participation statement rendered
                           for the period _____________ in conformity with the
                           terms of the Agreement between Disney and Pixar dated
                           ______________________

         e. Payments. All payments to Pixar shall be in U.S. dollars, and shall be converted by Disney from any currency other than U.S. dollars into U.S.
dollars at the exchange rate at which such currency is converted by Disney for its internal accounting purposes (with respect to Disney's other revenue and expenses). Sums derived outside the United States which are not remittable to Disney in the United States in U.S. dollars by reason of currency or other government restrictions shall be deemed "Blocked Funds" for purposes of this Agreement. With respect to such portion of the Blocked Funds as would have been payable to Pixar hereunder, Disney shall deposit such portion into a Pixar interest bearing bank account in the same bank as Disney uses in the applicable jurisdiction. To the extent Disney or its Affiliates expend or utilize any Blocked Funds, including without limitation as a loan, Disney shall credit Gross
Receipts with the amount of Blocked Funds so expended or utilized.

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   11.   DISTRIBUTION COSTS.

         a. Definition. For purposes of this Agreement, "Distribution Costs" shall include only:

                  (i) all out-of-pocket costs paid (or subject to paragraph
11(e) accrued for payment) to third parties by Disney and its Affiliates (other than Affiliates whose receipts are not included in the computation of Gross
Receipts) net of discounts, credits, refunds and rebates, provided that such out-of-pocket costs are directly related or fairly allocable to distribution of a Picture in any and all media and markets and the Ancillary Rights relating thereto and are either:

                        (A) [*] or

                        (B) for [*] undertaken for the sole purpose of [*] or [*] or [*] to [*] of a Picture in [*] not utilized by [*] as of the date of this Agreement, provided that the [*] by this subparagraph (B) shall not [*] of the Distribution Costs of such Picture [*];

                  (ii) [*] for each Picture as the [*] for the services of [*].

         b. Exclusions. No payments by Disney or any Affiliate to Disney or any Affiliate, [*], shall be included within Distribution Costs, except that Distribution Costs otherwise within the definition of Distribution Costs may include payments to an Affiliate for [*] or [*] hereafter acquired by Disney for [*] from a [*]. The payments for such [*] or [*] must be [*] as though based on an [*] and in no event [*] the [*] of the rate [*] for similar services for other [*] or the rate charged by such [*] to [*] for similar services for [*].
Except as included in the payments for the services covered by the preceding sentence, [*] or other [*] or its [*] (including without limitation [*] of [*] and [*] shall be included in Distribution Costs beyond the [*] specified in item
[*] above. Distribution Costs shall not include any financing costs [*]. Any
Distribution Costs allocable to more than one motion picture shall be [*] to the Picture, with no [*]. Distribution Costs shall not include any

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
amounts related to creation, development, pre-production, production, post-production or delivery to Disney of any of the Pictures or any
Participations.

         c. Cross Promotions. Cross promotion within the Theme Parks or other
Disney attractions or with another product distributed by Disney (e.g.
advertisement on a videocassette of another motion picture) will not be included in Distribution Costs. Special projects (e.g. [*]) and promotional activities related to a Picture (e.g. [*]) shall not be included in Distribution Costs unless they are constructed or undertaken for the sole purpose of marketing and promoting a Picture. Thus, for example, the cost of a [*] in a [*] relating to a Picture would not be included in Distribution Costs because such [*] also serves to promote the [*]. If a special project included in Distribution Costs in accord with this paragraph is later used in a [*] at any time after sixty (60) days following the release of the video release of such Picture or for other purposes other than solely promotion of a Picture, the costs of such special project shall be deducted from Distribution Costs. One hundred percent (100%) of all costs of relocating or reconstructing such special projects shall be excluded from Distribution Costs.

         d. Disney Responsible. As between Disney and Pixar, Disney shall be responsible for financing one hundred percent (100%) of the costs and expenses of marketing, promotion, publicity, advertising and distribution (including costs of goods) of each Picture and all Ancillary Rights relating thereto, including without limitation all items listed in Exhibit B and all Participations, subject to recoupment of Distribution Costs and Participations as provided in paragraph 10, and Pixar shall not be responsible or liable for any costs, expenses or losses incurred in connection therewith.

         e. Accrual. Distribution Costs shall be calculated based on [*] and [*]
(applying generally accepted accounting principles), provided that commencing
[*] after [*] and [*] may be [*] only if such [*] by an [*] or other [*] and are payable within [*] following the end of the period covered by the statement to Pixar [*], are payable within [*] following the end of such period) and are paid within such [*] or [*], respectively.

   12.   BRAND/CREDIT.

                  It is the parties' intent that the Pixar brand be established as a co-equal brand to the Disney brand in connection with the Pictures, Ancillary Rights and Derivative Works. To this end, the Pixar logo, animated logo and credit as specified by Pixar from time to time shall be used in a manner which is [*] (as defined in subparagraph (f) below) to the Disney logo, animated logo and credit, in connection with all Pictures, Ancillary Rights and Derivative Works, subject where applicable to the requirements set forth below.

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                  a. On Screen Credits. With respect to theatrical motion
pictures and made for home video productions, screen credits to Pixar and Disney shall be in the main titles, in the following order of appearance and on separate cards: (A) opening credit - the Walt Disney Pictures animated logo; (B)
the Pixar animated logo, for the same duration accorded Disney's animated logo;
(C) a credit in the form "Walt Disney Pictures Presents"; (iv) a credit in the form "A Pixar Animation Studio Film" or "A Pixar Film", as Pixar may timely elect; for each Picture, for the [*] and in an [*] than the [*] utilized for [*]
and in an [*] than [*] of the [*] used to display the [*], and (E) the title of the Picture. With respect to television productions, the on screen credits shall be the last two credits of the program, each on a separate card, as follows: (A)
the Pixar logo, which may be animated, for the [*] accorded the [*], and (B) the
Disney (or Walt Disney Television) logo, which may be animated. Credits in compliance with this subparagraph (a) shall be deemed [*].

                  b. Paid Advertising

                        (i) With respect to all paid advertising within Disney's control relating to the distribution or exploitation of the Pictures and Derivative Works (other than as specified in subparagraph (ii) below), the credits shall be, in order of appearance: (A) first line- "Walt Disney
Pictures"; (B) second line - "Presents"; (C) third line - "A Pixar Film"; and
(D) fourth line - the artwork title of the Picture. Pixar's credit shall be [*] in size to the [*] credit.

                        (ii) With respect to so called "teaser" and "trailers" or other similar advertising (including promotional films) within Disney's control, on the screen or by radio or television, the credits accorded to the parties shall be as set forth in subparagraph (a), provided that if Disney elects not to display its animated logo, Pixar shall not be entitled to an animated logo. Notwithstanding the foregoing, if only a verbal credit is utilized, the credit shall contain references to both parties in similar fashion
(e.g. "From Disney and Pixar" or "Walt Disney Pictures Presents a Pixar Film") immediately before the title, with the [*] made with [*] and [*] to the Disney credit.

                        (iii) Each party will insure (to the extent within its control) that any publicity relating to the Pictures, Derivative Works and Ancillary Rights shall reflect the co-equal brand established hereunder.

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                  c. Packaging.

                        (i) With respect to packaging of home video devices, the credit sets forth in subparagraph (b) (i) shall apply.

                        (ii) With respect to packaging of Ancillary Rights
(including without limitation, so called hang tags on merchandising items), the credits shall be in order of appearance: (A) first line - the artwork title of the Picture, it being understood that there should be no above title credit unless otherwise mutually agreed and (B) second line - "A Disney/Pixar
Production", provided that Pixar's credit shall be [*] in size to the [*] credit.

                        (iii) With respect to the packaging of Interactive
Works, the credits shall be in order of appearance: (A) "Disney Interactive and Pixar Animation Studios Presents" or "Disney Interactive and Pixar Presents", as
Pixar may timely elect for each Interactive Work and (B) the artwork title of the product provided that Pixar's credit shall be [*] in size to the Disney credit.

                  d. Billing Block. Wherever a billing block is utilized in paid advertising or packaging hereunder, the credits shall be, in order of appearance: (A) a credit in the form "Walt Disney Pictures Presents"; (B) a credit in the form " A Pixar Film", immediately following and on the same line as the Disney presentation credit, in an average size of type [*] of the average size of type used to display the [*] of the Picture and in an average size of type [*] the average size of type utilized for the [*]; and (C) the regular title of the Picture.

                  e. Stationary Logo. Wherever Disney accords a stationary logo credit in paid advertising or packaging hereunder, Pixar shall also be accorded a stationary logo credit (side by side), which logo credit shall be [*] in size to the Disney credit.

                  f. [*]. "[*]" shall mean that Pixar's credit shall [*] appear
[*] to the [*] when [*] in context, even if they are [*] in [*]. For example, the parties agree that a logo [*] than the same logo [*] with [*] letters, and that a credit positioned [*] of [*] may [*]. These [*] effects shall be included in any assessment to determine the [*] of each party's credit.

                  If the parties cannot agree as to the [*] of a credit, then
[*] and [*] (or their replacements as determined under paragraph 3.b. above) shall decide the issue. If they are unable to decide for any reason, then each party shall select one individual and those two individuals shall select a third individual mutually

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acceptable to both parties, and such three individuals shall decide the issue.
No individual which has or had a commercial tie to either party during the preceding five years may be selected.

                  g. Credits. Pixar shall have the right, in consultation with Disney, to designate all credits in the Pictures; provided that the types and placement of credits shall be materially consistent with the then current Disney credit policy. Disney shall comply with any such credits of which Pixar advises
Disney in writing. Disney acknowledges that John Lasseter will receive Executive
Producer credit on all Pictures on which he renders such services.

                  h. Prospective Cure. In the event of failure by a party to accord credit or branding in accordance with the terms of this paragraph 12, such party shall upon receipt of written notice promptly cure the failure on a prospective basis, it being understood that Disney will correct all prints in a manner which will not materially interfere with the distribution of the Picture.
Disney will use good faith efforts to correct any material failure with respect to any existing packaging within Disney's control. The foregoing shall not be deemed a [*] of any other [*] of Pixar in the event of a breach of this paragraph, other than as set forth in paragraph 26(b) below. The credits and branding contained in any Completed Work (as defined in paragraph 26(b) below) delivered to Pixar by Disney shall be deemed approved by Pixar for such work.

   13.   PROPRIETARY RIGHTS.

         a. Pictures and Ancillary Rights. The copyright, trademarks and other intellectual property rights in and to the Pictures, all new and unique characters and story elements thereof and the audio-visual images thereof, and the Ancillary Rights relating thereto, excluding Pixar Technology as defined in subparagraph (c) below and further excluding any trademarks and other intellectual property rights not uniquely associated with the Pictures or Ancillary Rights related thereto owned by Pixar (e.g. "Pixar") or Disney (e.g.
"Disney"), shall be jointly owned by Disney and Pixar on an undivided 50/50 basis, provided, however, that Disney shall have (i) the sole and exclusive right and obligation to register, administer and enforce such jointly-owned copyrights, trademarks and other intellectual property rights in the joint name of Pixar and Disney, and (ii) exclusive distribution and exploitation rights to the Pictures, Derivative Works and Ancillary Rights relating thereto in perpetuity in any and all media now known or unknown and by any and all means or devices now known or unknown throughout the universe, subject to the provisions of this Agreement. Upon request, Pixar will cooperate with Disney in connection with the registration, administration and enforcement of such rights. The parties will execute, promptly upon request, all further reasonable and necessary documents to effectuate the provisions of this paragraph 13.

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         b. Corporate Promotional Use. Each party shall have the right to use the characters, trademarks and all unique story elements of the Pictures and of
Toy Story and excerpts of the Pictures and Toy Story not more than five (5)
minutes in length for purposes of corporate identification and marketing, including without limitation in or on any of the following: corporate advertising and promotional materials, stationery, stock certificates, business cards, annual reports and other shareholder materials, recruiting materials, press kits (multimedia and printed), corporate trade shows, Internet web pages and in corporate facilities. Pixar shall include a copyright notice in the form
"O Pixar" on all such materials of Pixar, and Disney shall include a copyright notice in the form "O Disney" on all such materials of Disney. [*] any new characters of a Picture under this paragraph 13(b) [*] the initial theatrical release of the Picture and [*] a [*] throughout its corporate identification and marketing over [*] in such manner as to create the [*] that [*] is its [*]. Each party will grant the other party access to any key advertising artwork and materials for the foregoing purposes.

         c. Pixar Technology. As between Disney and Pixar, Pixar shall own the copyright and all other intellectual property rights in and to all computer programs, computer models, software, data, tools, algorithms, inventions, film scanning and film recording technology and other technology developed or discovered by Pixar before, during or after the Term of the Agreement, including without limitation all computer programs, computer models, software, data, tools, algorithms, inventions, film scanning and film recording technology and other technology discovered or developed by Pixar in developing or producing any of the Pictures or Derivative Works or used to produce images included in any of the Pictures or Derivative Works (collectively, "Pixar Technology").
Notwithstanding any other provision of this Agreement, no license is granted to Disney under this Agreement to use or to authorize the use of Pixar Technology in any manner. Nothing in this Agreement shall be deemed to grant a license by Disney to Pixar of any technology owned by Disney or to amend or supersede any existing end user license by Pixar to Disney of Pixar's Renderman product or other software product. Nothing in this Agreement shall prevent or restrict
Pixar from using Pixar Technology (but not the unique characters or story elements of the Pictures) in non-Disney projects, subject to the provisions of paragraph 17. If Pixar grants a security interest or other lien in Pixar
Technology to a third party, it will require the third party to enter into a non-disturbance agreement under which the third party agrees not to foreclose or otherwise enforce its security interest or lien in such a manner as to prevent
Pixar from completing and delivering the Pictures or frustrate the distribution or other exploitation of the Pictures under this Agreement.

         d. Treatments . To the extent Pixar develops any Treatments based on a Pixar original idea, an idea acquired by Pixar or a public domain idea (but not an original idea or material assigned by Disney to Pixar, which idea or material shall be owned by Disney) which were rejected by Disney pursuant to the procedure set forth in paragraph 3 above, [*] shall [*] all [*] in and to such Treatments. Pixar shall have the right to

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continue to develop and use such Treatments subject to the provisions of paragraph 17(a) below, provided that for any Treatment which Pixar uses as the basis for a motion picture, Pixar shall reimburse Disney upon commencement of production animation for the amount paid by Disney for such Treatment, with interest at the Bank of America reference rate plus 125 basis points from the date of Disney's payment. Nothing in this provision shall be deemed to place either party in a worse position with respect to use of public domain ideas and public domain materials than a member of the general public.

   14.   DEFENSE OF CLAIMS.

         a. By Disney. Disney shall defend, and pay any judgment or settlement of, any claims or actions asserted by any third party against Disney, its Affiliates, Pixar, any production entity established by Pixar or any of their respective officers, directors, employees, agents or representatives, arising out of or in connection with the Pictures or any Ancillary Rights relating thereto, or the development, production, distribution, exploitation or exhibition thereof, including without limitation any claim or actions alleging that any Picture or any element or part thereof, or the reproduction, distribution, exploitation or exhibition thereof, infringes the copyright, publicity rights or other intellectual property rights of any person or entity, other than those claims or actions which Pixar is required to defend under paragraph 14(b). Disney shall pay all expenses, court costs and outside attorneys' fees incurred in connection with any of the foregoing claims or actions. [*] shall obtain [*] to any [*], which [*] shall not be [*]. Any amounts paid to third parties by Disney in connection with such claims or actions shall be recoupable by Disney as [*] as provided in paragraphs [*].

         b. By Pixar. Pixar shall defend, and pay any judgment or settlement of, any claims or actions asserted by any third party against Disney, its Affiliates, Pixar, any production entity established by Pixar or any of their respective officers, directors, employees, agents or representatives, arising out of or in connection with personal injury, property damage or breach of contract in connection with the development or production of the Pictures, excluding any claim or action relating in whole or part to distribution, exploitation or exhibition of any of the Pictures or alleging infringement of copyright, publicity rights or other intellectual property rights. Pixar shall pay all expenses, court costs and outside attorneys' fees incurred in connection with any of the foregoing claims or actions. [*] shall obtain [*] to any [*] or [*], which [*] shall not be [*]. Any amounts paid to third parties by Pixar in connection with such claims or actions shall be considered [*] to be [*] and [*] under the provisions of [*].

   15.   DERIVATIVE WORKS.

         a. Definition of Derivative Works. For purposes of this Agreement, "Derivative Works" means any work based upon any of the Pictures or Toy Story, or any original

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characters therefrom or story or other elements thereof, including without limitation sequels, prequels, remakes, made-for-home video productions, television productions, Interactive Works, shorts, commercials and interstitial works, stage plays, [*], Internet websites, [*], [*] and [*].

         b.       Decision to Produce.

                  (i) Subject to the provisions of this paragraph 15, Disney and Pixar shall have mutual control of whether or not to develop, produce or otherwise exploit any Derivative Works (or transfer or license any rights to exploit any Derivative Works) during the Term or thereafter. Within a reasonable time after request of Disney or Pixar, Disney and Pixar will seek to reach agreement on the terms of development and production of any Derivative Work. In the event of a disagreement of whether or not to develop, produce or otherwise exploit any Derivative Work, Disney's decision shall govern, [*]. Prior to commencement of the development or production of any Derivative Work (or transfer or license of any rights to exploit any Derivative Work), Disney shall notify Pixar and afford Pixar the opportunity to make its election with respect to such work as provided in this paragraph 15. Pixar shall notify Disney of its applicable election as set forth in the following paragraphs, within thirty (30) days after written notice from Disney specifying the Derivative Work to be developed and produced. Disney will consult with Pixar during this thirty (30) day period in order to discuss the proposed Derivative Work in order to assist
Pixar in making its election. If Pixar fails to notify Disney of its election within such thirty (30) period, Disney may serve on Pixar a notice demanding
Pixar to make its election, and if Pixar fails to make its election within fifteen (15) days after such demand notice, Pixar shall be deemed to have elected to participate on a passive financial basis under the terms provided in this paragraph 15.

                  (ii) If any Picture [*] or more in domestic box office receipts, [*] with a made-for-home video sequel or prequel of such Picture under the terms set forth in paragraph (d)(i) below, [*] within [*] after the end of the statement period in which such Picture [*], subject to the following: Upon request by Disney, Pixar and Disney will discuss during the sixty (60) days following such [*] whether the sequel or prequel should be a made-for-home video or a theatrical motion picture. Following such discussion, the [*] whether to proceed with such sequel or prequel in the form of a made-for-home video [*] that in the case of one but only one such sequel or prequel, [*] that the sequel or prequel be a [*].

         c.       Theatrical Motion Pictures.  In the case of any Derivative
Work which is a theatrical motion picture, including a sequel, prequel or remake, whether during the Term or thereafter, Pixar shall be entitled, at its election, to do any one of the following:

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                  (i) Co-finance and produce such Derivative Work. If Pixar
elects to co-finance and produce such work, such motion picture shall be added to the definition of Pictures produced and financed hereunder and all the provisions of this Agreement shall apply to such motion picture, subject to the following: Such Derivative Work shall not count toward the five Pictures to be produced under this Agreement. Disney shall be entitled to approve the
Treatment. The provisions of paragraphs) 3(a)(i) and (ii) shall not apply to such Derivative Work.

                  (ii) Participate on a passive financial basis in such Derivative Work. If Pixar elects to participate on a passive financial basis, Pixar shall be entitled to a participation equal to [*] of the Gross Receipts of such motion picture, permanently escalating on a prospective basis to [*] of Gross Receipts at Cash Breakeven, and permanently escalating on a prospective basis to [*] of Gross Receipts at Second Cash Breakeven. For purposes of this Agreement, "Cash Breakeven" means the first accounting period in which cumulative Gross Receipts equal or exceed the sum of Distribution Costs and Distribution Fees with respect to the applicable work and the direct cost of production of the applicable work, and "Second Cash Breakeven" means the first accounting period in which the cumulative Gross Receipts equal or exceed the sum of Distribution Costs and Distribution Fees computed as if Distribution Fees were [*] with respect to the applicable work and the direct cost of production of the applicable work. If Pixar elects to participate on a passive financial basis with a theatrical motion picture under this provision, it shall not be entitled thereafter to elect to co-finance and produce a subsequent theatrical motion picture or made-for-home video production based upon the same Picture.

         d. Made-for-Home Video Productions. In the case of any Derivative Work which is a made-for-home video production, including a sequel, prequel or remake, whether during the Term or thereafter, Pixar shall be entitled, at its election, to do any one of the following:

                  (i) Co-finance and produce such Derivative Work. If Pixar elects to co-finance and produce such work, the terms and conditions of this Agreement shall apply or be extended to cover such work, and the provisions of this Agreement shall apply to such work in the same manner as they apply to Pictures, subject to following: Disney shall be entitled to approve the Treatment. Creative control shall be governed by the terms of this Agreement as if such work were a Picture. Pixar and Disney shall mutually agree on a Picture
Budget for such Derivative Work. If Pixar and Disney are unable to reach agreement on the Picture Budget for such Derivative Work within sixty (60) days after submission by Pixar of a proposed budget and the domestic box office receipts of the Picture on which such Derivative Work is based are $[*] million or more, the decision of Pixar as to such budget shall govern, so long as such Picture Budget does not exceed $[*] million (including the Treatment Budget for such Derivative Work but excluding voice talent). Disney shall release such video within six (6) months after delivery of the work to Disney by Pixar; the work shall be distributed and marketed by Disney, under the Disney brand if the work is G-rated and the Picture on which

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it is based was distributed and marketed by Disney under the Disney brand, and with the credits and branding specified in paragraph 12, throughout the universe in a [*] that in which [*] and [*] (e.g. [*]) financed and distributed by Disney. The [*] under [*] as the [*] for Disney's [*] department in connection with such Derivative Work shall be [*] dollars ($[*]). Disney agrees that it and its Affiliates will not [*] any other made-for-home video within the [*] or the [*] the [*] of such work. The following provisions of this Agreement shall not apply to such Derivative Work: 3(a)(i), 3(a)(ii), 6(a), 6(b), 6(c), 6(d), and
6(e). Pixar and Disney hereby designate the made-for-home video sequel to Toy
Story as a video production Derivative Work which Pixar has elected to co-finance and produce under this subparagraph.

                  (ii) Participate on a passive financial basis in such Derivative Work. If Pixar elects to participate on a passive financial basis, Pixar shall be entitled to a royalty equal to [*] of the Gross Receipts of such made-for-home video production, permanently escalating on a prospective basis to [*] of Gross Receipts at Cash Breakeven. If Pixar elects to participate on a passive financial basis with a made-for-home video production under this provision, it shall not be entitled thereafter to elect to co-finance and produce a subsequent theatrical motion picture or made-for-home video production based upon the same Picture.

         e. Television Productions. In the case of any Derivative Work which is a television production (including without limitation any series, specials, "movie of the week" or mini-series), whether during the Term or thereafter, Pixar shall be entitled, at its election, to do any one of the following:

                  (i) Co-finance and produce such Derivative Work. If Pixar elects to co-finance and produce such work, the parties shall mutually agree upon the terms and conditions under which such work shall be financed, produced and distributed, subject to the following: The Treatment for such television production (or the pilot thereof in the case of a series) shall be subject to mutual approval; the parties will have mutual creative control of the work; the financial terms (including the financing of production and division of Gross
Receipts) shall be the same as under this Agreement, and the branding and credits for such work shall be consistent with the terms of paragraph 12.

                  (ii) Participate on a passive financial basis in such Derivative Work. If Pixar elects to participate on a passive financial basis, Pixar shall be entitled to a royalty equal to (A) $[*] per episode plus
[*] of [*] of the net profits (the definition of which will be negotiated in good faith by the parties in accordance with Disney's customary parameters for deals of this kind) in the case of a television production which is broadcast only during non-prime time, and (B) an amount to be mutually agreed in advance in the case of any other television production.


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         f.       Interactive Works.  In the case of Derivative Work which is an
Interactive Work, including without limitation any interactive CD ROM-based and
DVD-based products, whether during the Term or thereafter, Pixar shall be entitled, at its election, to do any one of the following:

                  (i) Co-finance and produce such Interactive Work. If Pixar elects to co-finance and produce such work, the parties shall mutually agree upon the terms and conditions under which such work shall be financed, produced and distributed, subject to the following. Disney shall be entitled to approve the Treatment, and subject to Disney's approval of the Treatment, Pixar [*] with respect to such Derivative Work. The parties shall mutually agree upon a budget for such work. The financial terms (including the financing of production and division of Gross Receipts) shall be the same as under this Agreement, except that the parties shall mutually agree upon a budget for Distribution
Costs and there shall be no distribution fee. Disney shall release such work within six (6) months after delivery of the work to Disney by Pixar; the work shall be distributed and marketed by Disney, under the Disney Interactive brand, and with the branding and credits specified in paragraph 12, in all markets and media throughout the universe in a [*] Interactive Works financed and distributed by Disney based upon [*].

                  (ii) Participate on a passive financial basis in such Interactive Work. If Pixar elects to participate on a passive financial basis, Pixar shall be entitled to a royalty equal to [*] of the Gross Receipts of such Interactive Work.

         g. Live Entertainment. In the case of any Derivative Work which is a live entertainment, including without limitation stage plays and [*], whether during the Term or thereafter, Pixar shall be entitled to participate on a passive financial basis in such Derivative Work as follows: In the case of a stage play, Pixar shall receive [*] of the gross weekly box office receipts. In the case of an [*], Pixar shall receive a fee of [*] dollars ($[*]) per year on a title by title basis (pro rated if other non-Pixar characters are also used in the production). In the case of other live entertainment, Pixar shall receive a participation in an amount to be mutually agreed in advance. Notwithstanding the foregoing, if an [*] or other live entertainment (other than a stage play ) is fully financed and produced under license from Disney by a third party which is not Disney or an Affiliate of Disney, the proceeds from such license shall be split [*], after deducting a distribution fee for Disney of [*].

         h. Location Based Entertainment. In the case of all Derivative Works which are venues, retail operations or location-based entertainment which use unique characters or other elements of any of the Pictures or Toy Story as their primary theme ("Picture-Themed Location-Based Entertainment"), Pixar shall be entitled either to [*] or to [*], upon terms and conditions to be mutually agreed in advance by the parties. If a venue, retail operation or location-based


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entertainment uses some unique characters or other elements of any of the
Pictures or Toy Story in combination with other characters or elements such that the unique characters or other elements of the Pictures or Toy Story are not the primary theme, such venue, retail operation or location-based entertainment shall be treated pursuant to subparagraph (j) below. By way only of example, a [*] would be a Picture-Themed Location-Based Entertainment, but a [*] which included a [*] area along with substantial other areas themed from other characters or elements not based on any of the Pictures or Toy Story would not be a Picture-Themed Location-Based Entertainment.

         i. All Other Works other than Theme Parks. Except as otherwise provided in subparagraph (h) below, in the case of all Derivative Works not covered by subparagraphs 15(c) through (h), including shorts, commercials, Internet websites, interstitial works and radio productions, whether during the Term or thereafter, Pixar shall be entitled to [*] in such work and receive a [*] to be [*] agreed if the work is a revenue-producing work, provided that if Pixar requests to produce such work, or elements thereof, the parties will negotiate in good faith within sixty (60) days appropriate terms under which Pixar may do so.

         j. Theme Parks. Disney shall have the sole and exclusive right in perpetuity to use each Picture, the characters therefrom and unique story elements thereof (excluding Pixar Technology) and/or footage from each Picture
[*] in any of the following: (i) venues, retail operations and location-based entertainment which are not Picture-Themed Location-Based Entertainment,(ii)
Disney's major theme parks currently in Anaheim, California; Orlando, Florida;
Paris, France; and Tokyo, Japan, or future Disney theme parks of similar magnitude (collectively "Theme Parks"), and (iii) cruise ships throughout the universe (collectively "Theme Park Rights") with no financial obligation to Pixar. Such use may include use of the characters from the Pictures and unique story elements thereof (excluding Pixar Technology) as so called "walking characters", or in parades, stage shows or similar activities therein, as elements thereof (e.g., standees, props, etc.) , and as rides and attractions.
Disney shall consult with Pixar as to the exploitation of the said Theme Park
Rights, but Disney's decision shall govern.

         k. Creative Control of Derivative Works Not Produced by Pixar. In the case of all Derivative Works not produced by Pixar, Disney shall have creative control over the development and production of the work, provided that Disney and Pixar shall [*] of any 3D computer animation embodied or used in production of such work but in the event of disagreement the [*].

   16.   TOY STORY.

         a. Derivative Works. The parties acknowledge that any Derivative Works based on Toy Story including, without limitation, a theatrical motion picture sequel, a made-for-home video sequel, a television production, or a third or subsequent CD-ROM product, but excluding the first and second Interactive Works developed under the CD-ROM

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Development and Publishing Agreement dated as of August 24, 1995 between Disney
Interactive and Pixar (the "CD ROM Agreement"), shall be governed by this Agreement and treated in accordance with paragraph 15 above.

         b. Toy Story Agreement. Upon execution of this Agreement, the parties agree that the agreement between Disney and Pixar dated as of May 3, 1991, as amended, ("1991 Agreement") shall apply only to the rights and obligations of the parties relating to the financial participation in and the production and distribution of the theatrical motion picture Toy Story and to financial participation in Ancillary Rights related to Toy Story as provided in paragraph
(c) below, and shall have no further force nor effect and that this Agreement shall supersede the terms thereof with respect to Pixar's arrangement with Disney relating to future services and productions. The CD ROM Agreement shall remain in full force and effect with respect to the first and second Interactive
Works developed under that agreement.

         c. Ancillary Rights. For purposes of this Agreement, Gross Receipts for any Toy Story sequel or prequel shall include Gross Receipts from Ancillary
Rights based upon Toy Story, and unique characters or story or other elements thereof, only to the extent that such Gross Receipts exceed, in any [*] of the total amount of Gross Receipts from Toy Story Ancillary Rights in the [*] period commencing [*] before and ending [*] before the initial release of the sequel or prequel of Toy Story. The remaining Gross Receipts from Toy Story Ancillary
Rights shall continue to be accounted for under the 1991 Agreement. Distribution
Costs relating to Toy Story Ancillary Rights shall be apportioned between this Agreement and the 1991 Agreement in the same proportion as Gross Receipts from such Ancillary Rights are apportioned between this Agreement and the 1991
Agreement.

   17.   EXCLUSIVITY.

         a. No Other Feature Length Animated Theatrical Motion Pictures. Pixar agrees that it will not release or authorize the release of any feature length animated theatrical motion picture produced by Pixar other than the Pictures and Derivative Works, produced by Pixar hereunder until a date which is twelve (12) months from delivery of the fifth Picture hereunder. Pixar further agrees that it will not enter into an agreement with any third party for the development, production or distribution of any feature length animated theatrical motion picture until after Pixar has delivered the third Picture to Disney hereunder.

         b. Theme Parks. Pixar agrees that it will not develop or produce any rides or attractions for use in major theme parks not owned or operated by Disney (e.g. Universal Studios or Six Flags). Nothing in this paragraph (b) shall prohibit [*] from [*] for [*] not used in any such [*] not [*], subject to the terms and conditions of this Agreement.

         c. First Look at TV Productions and Home Video Productions. Pixar will give Disney advance notice of any animated television production or animated made-for-home

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
video production owned and controlled by Pixar that Pixar proposes to produce during the term of this Agreement before commencing production thereof. Disney shall notify Pixar within thirty (30) days after Pixar's notice whether Disney wishes to obtain distribution rights to such television production or home video production. If Disney notifies Pixar that it does wish to obtain such rights,
Disney and Pixar shall negotiate in good faith to reach mutually agreeable terms under which Disney may do so. If for any reason the parties have failed to reach mutual agreement on such terms within sixty (60) days after such original notice, Pixar shall have no further obligation to Disney with respect to the work which was the subject of such notice.

         d. No Material Interference. Pixar agrees that non-Disney activities undertaken by Pixar will be managed so as not to materially interfere with Pixar's obligations to Disney under this Agreement.

         e. Employment Agreement with John Lasseter. Pixar shall enter into a new exclusive agreement for a period of seven (7) years from the commencement date of the Term for the services of John Lasseter; provided that Pixar shall have no liability for Lasseter's failure to render services under such agreement due to his default, disability or death. Pixar shall not terminate Lasseter's employment without cause without Disney's approval. Without limiting any other rights or remedies, if any, of Disney, Disney shall be free, notwithstanding the provisions of paragraph 20, to seek to employ Lasseter after termination of his employment by Pixar, whether such termination is with or without cause; provided that Disney shall not solicit or offer employment to Lasseter prior to such termination. Pixar agrees that Lasseter will direct one of the remaining four
Pictures under this Agreement after Bugs. Disney acknowledges and agrees that Lasseter will be rendering services at Pixar for non-Disney projects, provided that Pixar agrees that Lasseter's first priority during his employment at Pixar will be rendering services for Disney-related projects. Lasseter's salary and signing bonus (other than any Pixar stock) shall be allocated to the Production
Costs of the Pictures and Derivative Works in development or production at the time paid, and Disney shall fund Disney's fifty-percent (50%) share of such salary and signing bonus as part of such Production Costs.

   18.   EXCHANGE OF INFORMATION.

         In order for the parties to exercise effectively their rights hereunder, and to the extent the same would not violate Disney's or Pixar's confidentiality obligations to third parties, the parties shall provide, upon request, [*] relating to [*] relating to the Pictures, provided that nothing in such disclosed information shall constitute or be deemed to be a representation, warranty or covenant by either party with respect to such matters. Such information may be furnished orally.

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   19.   PUBLICITY AND CONFIDENTIALITY.

         a. Publicity. Within seven (7) days after execution of this Agreement, Disney and Pixar will make a joint press announcement concerning this Agreement, which will be mutually agreed upon by the parties.

         b. Confidentiality of Terms of Agreement. Disney and Pixar shall be free to disclose the terms of this Agreement to third parties, except that each party shall limit disclosure of the provisions of [*] to substantially the information to be mutually agreed by the parties.

         c. Protection of Confidential Information.

                  (i) For purposes of this Agreement, "Confidential Information" shall mean all information which is received by one party (the "Recipient") from the other (the "Discloser") under or in the course of performance of this Agreement.

                  (ii) The Recipient shall maintain Confidential Information in confidence, shall not disclose Confidential Information, or any portion thereof, to any third party except as permitted by this Agreement or as reasonably necessary to carry out the provisions of this Agreement, and shall protect
Confidential Information with at least the same degree of care as the Recipient uses in maintaining as secret its own confidential and proprietary information, but in no case less than a reasonable degree of care.

                  (iii) This Agreement imposes no obligation on the Recipient with respect to any portion of Confidential Information which (A) was generally available to the public prior to Discloser's first disclosure thereto to Recipient or subsequently becomes generally available to the public through no fault of the Recipient; (B) was in Recipient's possession prior to receipt from Discloser and not acquired directly or indirectly from Discloser; (C) is lawfully received by the Recipient from a third party not directly or indirectly associated with Discloser and having no obligation of confidentiality with respect thereto; or (D) is independently developed by the receiving party without the benefit of the other party's Confidential Information; provided that each party shall use reasonable efforts to instruct its employees not to confirm or otherwise respond to Confidential Information or an inquiry about same presented by a third party.

                  (iv) Nothing in this Agreement shall prohibit the Recipient from disclosing Confidential Information (a) as required to prepare and report financial statements in accordance with generally accepted accounting principles or (b) if legally required to do so, by statute, regulation, judicial or Governmental order or by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process in a judicial or Governmental proceeding.


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   20.   NON-SOLICITATION.

         During the Term and continuing for a period of two (2) years thereafter, Pixar and Disney shall not engage the services of any person who was employed by Pixar or Disney, as the case may be, during the prior six (6) months before such engagement, without prior approval of the applicable party.

   21.   ASSIGNMENT.

         Neither party may assign its rights or obligations under this Agreement without the consent of the other party except as follows:

         a. Either party may freely assign its rights to payments from the other party hereunder, but such assignment will be made pursuant to Disney's customary notice of irrevocable authority and acknowledgement of such notice.

         b. Either party may assign or delegate any of its rights or obligations under this Agreement to any entity with or into which such party may merge or consolidate, or which may succeed to all or substantially all of such party's assets related to the subject matter of this Agreement, subject to the provisions of paragraph 23.

         c. Disney may enter into subdistribution agreements for sale or distribution of the Pictures or Ancillary Rights related thereto; provided that such agreements are subject to and consistent with the terms and conditions of this Agreement.

   22.   CHANGE OF CONTROL OF PIXAR.

         In the event that any entity described in Exhibit B directly or indirectly acquires or controls fifty percent (50%) or greater ownership interest in Pixar or Pixar merges or consolidates into such an entity, or such an entity succeeds to all or substantially all of Pixar's assets related to the subject matter of this Agreement, Disney shall be entitled to terminate this Agreement upon thirty (30) days written notice to Pixar given not later than ten
(10) days after notice from Pixar of such event. In the event of such termination, the provisions of paragraph 23 shall apply.

   23.   TERMINATION.

         a. Effect of Termination. Upon termination of this Agreement by Disney under paragraphs 3(a)(ii) or 22, the terms and conditions of this Agreement shall continue to apply to Pictures, Ancillary Rights and Derivative Works which have been delivered by Pixar to Disney as of the date of such termination, or are at Disney's option delivered by Pixar to Disney under the terms of this subparagraph 23(b) after such termination, and to all future Ancillary Rights and future Derivative Works relating thereto. Upon such termination, this Agreement shall terminate as to any Pictures which have not been delivered to Disney as of



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
the date of such termination and which Disney does not elect to have completed under the terms of this subparagraph 23(b), whether or not in development or production ("Uncompleted Pictures") and to all future Ancillary Rights and future Derivative Works relating thereto. Upon such termination, Pixar shall own all copyright, trademark and other intellectual property rights in and to
Uncompleted Pictures, including the Treatments on which such Uncompleted
Pictures are or would be based, and all unique character and story elements thereof and the audio visual images thereof, and the Ancillary Rights and
Derivative Works relating thereto. Nothing in this provision shall be deemed to place either party in a worse position with respect to use of public domain ideas and public domain materials than a member of the general public. If at any time after such termination Pixar elects to complete and release or have an
Uncompleted Picture released or to use the Treatment thereof as the basis for any motion picture, Pixar shall so notify Disney and reimburse Disney, no later than ninety (90) days after Pixar's notice of election, for the amount paid by
Disney for such Uncompleted Picture, with interest at the Bank of America reference rate plus 125 basis points from the date of Disney's payment of such amounts . Upon such termination, the provisions of paragraphs 1, 2 and 17 shall terminate and be of no further force or effect.

         b. Completion of Works in Production. If any Picture is within [*] of its target delivery date as of the date of such termination, Disney shall be entitled at its option to have Pixar proceed to complete production and delivery of such Picture under the terms of this Agreement, and in such event this Agreement shall continue to apply to such Picture, and to all Ancillary Rights and Derivative Works relating thereto. If Pixar has as of the date of such termination elected to co-finance and produce a Derivative Work and a budget for such Derivative Work has been approved under this Agreement as of the date of such termination, Pixar shall complete and deliver such Derivative Work to Disney and Disney shall finance and distribute such work in accordance with the terms of this Agreement.

   24.   INTEREST ON LATE PAYMENTS.

         Any late payments (including as a result of any inaccurate accounting) owed by either party to the other party hereunder shall bear interest from the date such payment was due until paid. The applicable interest rate shall be Bank of America's reference rate plus 125 basis points in effect on the first day of each calendar month, which rate shall apply for the calendar month.

   25.   GOVERNING LAW

         This Agreement shall be governed by the laws of State of California without regard to its conflict of law principles.

   26.   GENERAL PROVISIONS

         a. Right to Cure. No act or omission of any party shall constitute an event of default or breach by such party of the Agreement unless the non-breaching party shall first

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    separately with the Commission. Confidential treatment has
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
notify such party in writing setting forth such alleged breach or default and such party shall not cure the same within thirty (30) days after receipt of such notice.

         b.       Remedies.

                  (i) Notwithstanding any provision of this Agreement to the contrary, after production of a Picture or a Derivative Work is completed, if Pixar claims that Disney has breached this Agreement with regard to any such completed Picture or completed Derivative Work or completed Ancillary Right relating thereto ("Completed Work"), Pixar shall not be entitled to seek and/or obtain equitable or injunctive relief to enjoin or restrain the distribution, exhibition, advertising or any other means of exploitation by Disney of such Completed Work. To be considered "completed", a Picture, Derivative Work or
Ancillary Right must in the case of any works produced by Pixar have been completed and delivered by Pixar to Disney under this Agreement. Nothing in this paragraph shall [*] from [*] to comply with the terms and conditions of this Agreement in connection with the distribution, exhibition, advertising and other means of exploitation of such Completed Work ; provided that [*] shall [*] distribution, exhibition, advertising or any other means of exploitation by Disney of any such Completed Work. Nothing in this paragraph shall apply to, or be construed to limit in any way [*] with respect to distribution, exhibition, advertising or any other form of exploitation of any work other than a Completed
Work.

                  (ii) Subject to subparagraph (b)(i). above, if either party claims the other party has breached this Agreement, then before the party claiming such breach seeks [*] against the other party, the claiming party must notify the other party. For a period of [*] after such notice is given (the
"Resolution Period"), both parties shall attempt to cure (if curable) or otherwise resolve the claim. During such Resolution Period either party may [*] the claim. If after expiration of the Resolution Period the parties are not able to resolve such claim, the claiming party may [*] against the other party, subject to any and all claims and/or defenses of the other party and to subparagraph (b)(i).

                  (iii) Nothing under this paragraph shall prevent or limit either party from [*] of the copyright or other rights in a Picture or Derivative Work to the extent any such [*] would be a breach of this Agreement.

         c. Force Majeure. No party shall be liable to the other party because of any failure to perform hereunder caused by any cause beyond said party's control, including without limitation fire, earthquake, flood, epidemic, accident, explosion, casualty, strike, lockout, labor controversy, riot, civil disturbance, act of public enemy, embargo, war, act of God or law, except as expressly provided herein to the contrary.


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
         d. No Waivers. No waiver by either party hereto of any breach of this
Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision hereof. The exercise of any right granted to either party hereunder shall not operate as a waiver.

         e. No Violation of Law. Nothing contained in this Agreement shall be construed so as to require the commission or any act contrary to law, and wherever there is any conflict between any provisions of this Agreement and any material statute, law or ordinance contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

         f. Notice. Any notices required or permitted by this Agreement shall be in wirting and shall be delivered either by personal delivery or by overnight commercial delivery service, such as Federal Express or DHL, addressed as follows:

         If to Disney:    Walt Disney Pictures and Television
                          500 South Buena Vista
                          Burbank, CA   91521
                          Attention: Senior Vice President - Legal and Business
                                     Affairs

         With copies to:  Senior Vice President-Legal and Business Affairs
                          Walt Disney Feature Animation
                          500 South Buena Vista
                          Burbank, CA   91521

                          Senior Vice President - Finance
                          Walt Disney Feature Animation
                          500 South Buena Vista
                          Burbank, CA   91521

         If to Pixar:     Pixar Animation Studio
                          1001 W. Cutting Blvd.
                          Richmond, CA   94804
                          Attention: Chief Financial Officer

         With copies to:  Ziffren, Brittenham, Branca & Fischer
                          2121 Avenue of the Stars, 32nd Floor
                          Los Angeles, CA   90067
                          Attn:  Sam Fischer, Esq.

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
                          McCutchen, Doyle, Brown & Enersen
                          Three Embarcadero Center
                          San Francisco, CA   94111
                          Attn:  Gary H. Moore, Esq.

         Either party shall be entitled to change its address for purposes of this section by notice to the other. Notices shall be effectiive upon receipt.

         g. Headings. The headings in this Agreement are solely for convenience of reference and shall not effect its interpretation.

   27.   ENTIRE AGREEMENT.

         This Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any prior correspondence, negotiations, agreements, understandings and representations with respect thereto, except for the 1991
Agreement and the CD ROM Agreement to the extent provided in paragraph 16(b).
This Agreement may not be modified or amended unless in a writing signed by both parties.

   28.   EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in counterparts and transmitted by facsimile copy, each of which shall constitute an original and which taken together shall constitute the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PIXAR                                            WALT DISNEY PICTURES
                                                 AND TELEVISION


By:    /s/  LAWRENCE B. LEVY                     By:   /s/  ROBERT MOORE
   ----------------------------                      ---------------------------
Name:      Lawrence B. Levy                      Name:      Robert Moore
Title:     Executive VP & CFO                    Title:     Executive VP & CFO




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